Exhibit 99.1

ONCOTHYREON REGAINS COMPLIANCE WITH NASDAQ LISTING REQUIREMENTS

Seattle, Washington – March 16, 2009 – Oncothyreon Inc. (NASDAQ: ONTY) (TSX: ONY), a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer, today announced that on March 12, 2009, it received a notice from the NASDAQ Hearings Panel that Oncothyreon had re-gained full compliance with the continued listing standards of The NASDAQ Global Market.

The notice followed a review of Oncothyreon’s 2008 financial results, in which Oncothyreon reported that its stockholders’ equity as of December 31, 2008 was $20,717,000. Based on this review, the staff of the NASDAQ Hearings Panel determined that Oncothyreon had regained compliance with the continued listing requirements in NASDAQ Marketplace Rule 4450 and notified Oncothyreon that the matter is now closed.

About Oncothyreon

Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Oncothyreon’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients. For more information, visit www.oncothyreon.com.

Forward-Looking Statements

In order to provide our investors with an understanding of our current condition and future prospects, this release contains statements that are forward-looking. These forward-looking statements include statements related to our ability to maintain compliance with the listing standards of The NASDAQ Stock Market.  Forward-looking statements involve risks and uncertainties related to our business and the general economic environment, many beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements, including the risks associated with the availability and adequacy of financing, our financial condition and results of operations, general economic factors, achievement of the results we anticipate from our clinical trials with our products and our ability to adequately obtain and protect our intellectual property rights. Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

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Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com

ONCOTHYREON INC., 2601 Fourth Avenue, Suite 500, Seattle, WA 98121
Tel: (206) 801-2100   Fax:  (206) 801-2101